EXHIBIT 99.1
Contact:
Gar Jackson
Director Investor Relations
Pacific Sunwear of California
(714) 414-4049
FOR IMMEDIATE RELEASE
Pacific Sunwear Announces Plans to Close 74
Underperforming demo Stores; January Sales Results;
Provides Guidance Update for Fiscal 2006 Fourth Quarter
     ANAHEIM, CA/February 6, 2007 -— Pacific Sunwear of California, Inc. (NASDAQ:PSUN) today announced plans to close 74 underperforming demo stores. The Company also reported its sales for the month of January 2007 and updated its financial outlook for the fourth quarter of fiscal 2006.
Restructuring demo Real Estate Portfolio
     The Company today announced that it intends to close 74 underperforming demo stores that have not met the Company’s financial operating criteria.
     “We have conducted an extensive review of our demo division with the objective of improving the profitability of this business,” commented Sally Frame Kasaks, Interim Chief Executive Officer of Pacific Sunwear. “We believe that demo remains a viable concept. However, we have determined that 74 stores, which in total generated a pre-tax operating loss of approximately $9 million in the 2006 fiscal year, are not performing satisfactorily for a variety of reasons, including mall demographics, store layouts and store economics. Exiting the stores now will allow us to focus our efforts on our better performing locations which we believe will improve our future financial results. As we make this transition, the demo management team will continue to refine the new demo store prototype with plans to convert approximately 20-25 of the remaining demo stores into this new format during fiscal 2007,” Kasaks concluded.
     As a result of this action, the Company expects to record a pre-tax non-cash charge of approximately $25 million to $27 million related to asset impairment and inventory write down costs in the fourth quarter of 2006. The Company also expects to incur cash charges during fiscal 2007 of approximately $10 million to $15 million attributable to lease termination, severance and
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

contingent agency fee costs. The Company anticipates the overall impact of the store closings, net of expected inventory liquidation results and tax benefits to be realized during 2007, will be cash flow positive. The Company expects to begin closing these underperforming demo doors during the first half of fiscal 2007 and has selected Hilco Merchant Resources, LLC and Hilco Real Estate, LLC to manage the closing process.
January Sales Results
     The Company today also reported that total sales for the five weeks of fiscal January ending February 3, 2007 were $96.9 million. This compares to sales of $75.2 million during January of fiscal 2005, which was a four-week period. Total Company same-store sales for the five-week period decreased 7.7 percent when compared to the same five-week period last year, which includes week one of February of fiscal 2006 for year-over-year comparison purposes. By concept, PacSun same-store sales decreased 7.3 percent and demo same-store sales decreased 9.5 percent compared to the same five-week period last year.
     Total sales for the 14-week, fourth quarter period of fiscal 2006, were $458.2 million, compared to total sales of $425.0 million during the fourth quarter of fiscal 2005, which was a 13-week period. Total Company same-store sales decreased 4.3 percent during the 2006 14-week period, which includes week one of February of fiscal 2006 for year-over-year comparison purposes. By concept, PacSun same-store sales decreased 3.4 percent and demo same-store sales decreased 9.6 percent compared to the same 14-week period last year.
     Total sales for the 53 weeks of fiscal 2006 were $1,447.2 million, an increase of 4.0 percent over total sales of $1,391.5 million during the 52 weeks of fiscal 2005. Total Company same-store sales decreased 4.7 percent during the same 53-week period, which includes week one of February of fiscal 2006 for year-over-year comparison purposes. By concept, PacSun same-store sales decreased 4.2 percent and demo same-store sales decreased 7.9 percent compared to the same 53-week period last year.
     For more detailed information on January sales results, please call (714) 414-4210 to listen to a recorded commentary.
Guidance Update
Due to weaker than expected sales in January, resulting in higher than expected markdowns during the period, and excluding the estimated $0.22 to 0.24 per diluted share fourth quarter
3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000

impairment charge associated with closing the 74 underperforming demo doors, the Company anticipates fiscal 2006 fourth quarter earnings in the range of $0.36 to $0.38 per diluted share and earnings per share for fiscal year 2006 to be in the range of $0.78 to $0.80 per diluted share.
About Pacific Sunwear of California, Inc.
Pacific Sunwear, operating under three distinct retail concepts, is a leading specialty retailer of everyday casual apparel, accessories and footwear designed to meet the needs of active teens and young adults. As of February 6, 2007, the Company operated 849 PacSun stores, 116 PacSun Outlet stores, 225 demo stores and 9 One Thousand Steps stores for a total of 1,199 stores in 50 states and Puerto Rico. PacSun’s website address is www.pacsun.com, merchandise carried at demo stores can be found at www.demostores.com and information about One Thousand Steps can be found at www.onethousandsteps.com.
Pacific Sunwear Safe Harbor
This press release contains “forward-looking statements” including, without limitation, the Company’s fourth quarter earnings expectations, estimates of the impairment costs, inventory write down costs, lease termination costs, severance costs and contingent fees associated with the closing of 74 demo stores, our belief that demo is a viable concept, our plans to convert some demo stores to a new demo prototype store design, and our belief that the overall impact of the store closings, net of expected inventory liquidation results and tax benefits to be realized during 2007, will be cash flow positive. In each case, these statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company intends that these forward-looking statements be subject to the safe harbors created thereby. The Company is hereby providing cautionary statements identifying important factors that could cause the Company’s actual results to differ materially from those projected in such forward-looking statements. The statements regarding fourth quarter earnings estimates and the other statements identified above are not historical facts and involve estimates, assumptions and uncertainties which could cause actual results to differ materially from those expressed in such forward-looking statements. Such uncertainties which could adversely affect our business and results, including results for the fourth quarter include, among others, the following factors: estimated costs of goods sold, and selling, general and administrative expenses may be higher than anticipated, our fourth quarter impairment charge when finally determined may be higher than estimated; our demo stores remaining after the planned closures may not perform as anticipated; we may experience delays in refining the new demo prototype and/or converting some existing demo stores to the new prototype; changes in consumer demands and preferences may adversely affect our performance; competition from other retailers may be greater than anticipated; we may experience merchandising/fashion sensitivity that adversely affects the future performance of demo and the balance of our business; sales from private label merchandise may decline, reliance on or the loss of key personnel may adversely affect our business; our dependence on a single distribution facility could adversely affect our ability to supply our stores with goods on a timely basis; we would likely experience reduced sales in the event of natural disasters, terrorist attacks or war/threat of war; shortages of supplies and/or contractors, as a result of natural disasters or terrorist acts, could cause unexpected delays in new store openings, relocations or expansions; reliance on foreign sources of production; credit facility financial covenants and other risks outlined in the company’s SEC filings, including but not limited to the Annual Report on Form 10-K for the year ended January 28, 2006 and subsequent periodic reports filed with the Securities and Exchange Commission. Historical results achieved are not necessarily indicative of future prospects of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update or revise any such forward-looking statements to reflect events or circumstances that occur after such statements are made. Nonetheless, the Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.
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3450 East Miraloma Avenue • Anaheim, CA 92806 • (714) 414-4000